Exhibit 99.1

Selected Preliminary Estimated Financial Results

Our selected preliminary estimated unaudited financial results as of and for the three months ended December 31, 2018 are set forth below. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. These estimates may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the year-end audit by our independent registered public accounting firm. During the course of the preparation of the financial statements and related notes and our year-end audit, additional items that would require material adjustments to the preliminary financial information presented below may be identified. The estimates set forth below were prepared by our management and are based upon a number of assumptions. Our independent registered public accounting firm, Ernst & Young LLP, has not completed its audit, review and procedures with respect to this selected preliminary financial data and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

These selected estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these selected preliminary estimates as of and for the three months ended December 31, 2018 are not necessarily indicative of the results to be achieved in any future period. Our consolidated financial statements and related notes as of and for the three months ended December 31, 2018 are not expected to be filed with the SEC until after this offering is completed.

(Dollars in thousands)	Three Months Ended December 31,		% Change
	2017	2018
	(unaudited)	(estimated, unaudited)
Selected Preliminary Financial Data:
Consolidated revenue	$728,404	$747,588	2.6%
Americas revenue	306,715	330,158	7.6
International revenue	421,689	417,430	(1.0)
International revenue, excluding effects of foreign exchange(1)	421,689	434,760	3.1
Consolidated operating income	96,786	116,694	20.6
Consolidated capital expenditures	89,370	109,062	22.0
Consolidated OIBDAN(2)	193,168	192,376	(0.4)
Consolidated cash and cash equivalents (as of end of period)	144,119	182,456	33.5
Consolidated total debt, including current portion (as of end of period)	5,266,726	5,277,335	0.2%

(1)

International revenue, excluding effects of foreign exchange is a non-GAAP financial measure. See “—Selected Historical Supplemental Non-GAAP Measures” for a description of this non-GAAP financial measure and the reasons and the way our management uses such measure. The following table summarizes the calculation of our estimated international revenue, excluding effects of foreign exchange, for the three months ended December 31, 2018 compared to the historical international revenue for the three months ended December 31, 2017 and provides a reconciliation to International revenue for the periods indicated:

	Three Months Ended December 31,		% Change
(Dollars in thousands)	2017	2018
	(unaudited)	(estimated, unaudited)
International revenue	$421,689	$417,430	-1.0%
Excluding: Effects of foreign exchange(a)	—	17,330

International revenue, excluding effects of foreign exchange	$421,689	$434,760	3.1%

(a)	The impact of foreign exchange fluctuations is calculated by applying the prior comparative period foreign currency exchange rates to the current applicable period financial data in local currencies.

(2)

OIBDAN is a non-GAAP financial measure. See “—Selected Historical Supplemental Non-GAAP Measures” for a definition of OIBDAN and a description of the reasons and the way our management uses such measure. The following table summarizes the calculation of our estimated OIBDAN for the three months ended December 31, 2018 and our historical OIBDAN for the three months ended December 31, 2017 and provides a reconciliation to our consolidated operating income for the periods indicated:

	Three Months Ended December 31,		% Change
(Dollars in thousands)	2017	2018
	(unaudited)	(estimated, unaudited)
Consolidated operating income	$96,786	$116,694	20.6%
Excluding: Effects of foreign exchange	—	3,756
Excluding: Non-cash compensation expense	2,437	1,760
Excluding: Depreciation and amortization	89,111	74,720
Excluding: Impairment charges	2,568	—
Excluding: Other operating (income) expense, net	2,266	(798)

Consolidated OIBDAN, excluding effects of foreign exchange	$193,168	$196,132	1.5%

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